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                                                                   Exhibit 10.10


                    SUPPLEMENTAL RETENTION BONUS AGREEMENT
                  BETWEEN EGGHEAD.COM, INC. AND JAMES KALASKY


     THIS RETENTION BONUS AGREEMENT (the "Agreement") between Egghead.com, Inc. (the "Company") and James Kalasky ("Employee") is entered into as of October 1, 1999.

     WHEREAS, the Company desires to create an incentive for retention of Employee, and whereas Employee is willing to receive a retention bonus in the circumstances set forth in this Agreement.

     In consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

     1. Retention Bonus. As an incentive for retention of Employee, the Company agrees to pay to Employee a lump sum bonus, in the amount of $135,000, to be paid on December 16, 1999, if Employee remains employed with the Company (or any successor, or parent of successor, of the Company) through such date; provided, however, that such retention bonus shall also be payable in the event Employee is terminated without Cause (as defined in the Employment Agreement effective January 22, 1998 between the Company and Employee, as amended by Amendment No. 1 thereto effective January 28, 1999) by the Company (or any successor, or parent of successor, of the Company) prior to December 16, 1999. In the event Employee remains employed by the Company through January 31, 2000, this bonus shall be applied toward any bonus payable under the terms of the Retention Bonus Agreement dated July 13, 1999.

     2. Successors. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. This Agreement may not be assigned by Executive without the prior written consent of the Company.

     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without application of principles of conflicts of laws.


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     IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.


     EMPLOYEE                      EGGHEAD.COM, INC.



      /s/ JAMES KALASKY            By: /s/ GEORGE P. ORBAN
     --------------------------    --------------------------
     Name:                             George P. Orban
                                       Chairman and Chief Executive
                                       Officer



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